Exhibit 99.2
CONSENT OF UBS SECURITIES LLC
     We hereby consent to the use of our opinion letter dated June 2, 2008 to the Board of Directors of W-H Energy Services, Inc. (“W-H“) included as Annex C to the Prospectus/Offer to Exchange which forms a part of Amendment No. 3 to the Registration Statement on Form S-4 relating to the proposed merger of W-H and Smith International, Inc. (“Smith”) and references to such opinion in such Prospectus/Offer to Exchange. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Amendment No. 3 to the Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder
UBS SECURITIES LLC
New York, New York
August 15, 2008